UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 15, 2015 (September 15, 2015)

USG Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On September 15, 2015, USG Ventures-Europe GmbH, an indirect wholly owned subsidiary of USG Corporation (“USG”), entered into a Purchase Agreement (“PA”) to sell its 50% share of its interests in Knauf/USG Verwaltungs GmbH and Knauf/USG Systems GmbH & Co. KG (collectively, the “Knauf-USG Joint Venture”) to Knauf Aquapanel GmbH (“Knauf”) for a total price of €48 million in cash. The Knauf-USG Joint Venture has manufactured and distributed Aquapanel® brand cement panels throughout Europe (excluding Turkey) and all countries that were part of the former Soviet Union (the “Territory”) since 2001.
USG’s equity method income in the Knauf-USG Joint Venture amounted to $2 million for the year ended December 31, 2014. Upon the close of the transaction, USG anticipates recording a $3 to $7 million gain on the disposition.
The PA contains representations, warranties, covenants and indemnities that are customary for agreements of this type. In connection with the closing of the sale, subsidiaries of USG, Knauf and the Knauf USG Joint Venture will enter into an intellectual property agreement providing that (a) USG will have exclusive rights to Aquapanel technology in Canada, the U.S. and Mexico, (b) the Knauf-USG Joint Venture will have exclusive rights to the Aquapanel technology in the Territory and (c) the Knauf-USG Joint Venture and USG or its licensees will each have certain non-exclusive rights to Aquapanel technology in the rest of the world, in each case subject to specified terms and conditions. USG has also agreed that, with limited exceptions, neither it nor any of its controlled affiliates will compete with Knauf in the sale of cement board products in the Territory for three years after closing of the sale.
Consummation of the transactions contemplated by the PA is subject to the satisfaction or waiver of customary closing conditions, including receipt of necessary government approvals. There can be no assurance that the closing conditions set forth in the PA will be satisfied or waived, however assuming receipt of the necessary approvals and satisfaction of these closing conditions, the closing of this transaction is expected to take place by the end of 2015. USG intends to file a copy of the PA as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.
Affiliates of Knauf are the beneficial owners of approximately 10% of USG’s outstanding shares of common stock.
On September 15, 2015 USG Corporation issued a press release announcing the execution of the PA. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description.
99.1	USG Corporation press release dated September 15, 2015

Cautionary Statement Regarding Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including the anticipated closing of the sale of USG’s interests in the Knauf-USG Joint Venture and anticipated gain related to the disposition. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect the closing date of the sale of USG’s interests in the Knauf-USG Joint Venture and anticipated gain related to the disposition. USG assumes no obligation to update any forward-looking information contained in this Form 8-K. Information concerning the factors that may impact the forward-looking statements in this Form 8-K, including economic conditions and currency exchange rates may be found in USG’s filings with the Securities and Exchange Commission, including the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: September 15, 2015	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Description.
99.1	USG Corporation press release dated September 15, 2015